Exhibit 99.1

FOR IMMEDIATE RELEASE
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CONTACT:
Edward J. Lawson, President and Chairman, 21st Century Holding Company
(954) 308-1257 or (954) 581-9993

                          21st CENTURY HOLDING COMPANY
                 ANNOUNCES CLAIMS REPORTED FROM HURRICANE DENNIS
                          AND REAFFIRMS RECORD GUIDANCE

      Lauderdale Lakes, Florida, July 18, 2005 - 21st Century Holding Company (NASDAQ: TCHC), an insurance holding company, today announced that its subsidiary, Federated National Insurance Company, has received less than 200 claims reported to date in Florida's panhandle for damages caused by Hurricane Dennis.

      Edward J. (Ted) Lawson, President and Chairman of the Board of 21st Century Holding Company, said,"The amount of claims reported from Florida's panhandle is within our annual budget for claims. At this time the reinsurance contracts, which cover the company for 2 catastrophic events up to $212 million each, with a $3 million deductible per occurrence, continue to remain intact. Even with the amount of claims reported from Hurricane Dennis, we strongly believe that this year will result in record top and bottom line growth and our record guidance for the company to make $2.75 - $2.80 per share is hereby reaffirmed."

About the Company

      The Company, through its subsidiaries, underwrites standard and non-standard personal automobile insurance, flood insurance, general liability insurance, mobile home insurance and homeowners' property and casualty insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events, as well as homeowners' coverage in the State of Louisiana. The Company also operates as an approved (non-admitted) carrier in the States of Georgia and Kentucky offering the same general liability products. In addition, the Company has underwriting authority and processes claims for third party insurance companies. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

      Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company's business; dependence on investment income and the composition of the Company's investment portfolio; the adequacy of the Company's liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.

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